Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    July 21, 2004


          RYAN'S ANNOUNCES SECOND QUARTER 2004 RESULTS
                     ______________________

     GREER,  SOUTH  CAROLINA  - - Ryan's Restaurant  Group,  Inc.

(NASDAQ:RYAN) reported second quarter 2004 results today.

     Second  quarter restaurant sales were $216,546,000  in  2004

compared  to  $208,504,000 for the second quarter of  2003.   Net

earnings  for  the quarter amounted to $14,170,000  in  2004  and

$14,329,000 in 2003.  Earnings per share (diluted) amounted to 33 cents for the second quarters of both 2004 and 2003.

     For  the  six  months ended June 30, 2004, restaurant  sales increased to $428,203,000 compared to $401,696,000 for the  first six months of 2003.  Net earnings for the six months amounted  to

$29,530,000  in  2004 compared to $26,427,000 in 2003.   Earnings

per  share (diluted) amounted to 68 cents in 2004 compared to  60 cents in 2003.

     Commenting on the quarter, Charles D. Way, President and CEO of  the  Company,  said, "Our financial results  for  the  second quarter  were  impacted by both softer sales  and  higher  costs.

Same-store sales were up 2.0% in April, but suddenly weakened  in

May.   This weakness continued into June, resulting in same-store sales  being down 1.5% during the combined May and June  periods.

Given  the  suddenness of the downturn, we believe that  economic factors,  and particularly the significant increase  in  gasoline prices  and  the  surrounding publicity, were behind  this  sales

shift.   Our  customers  are  very value-driven,  and  given  the

inevitable  increase  in  their transportation  expenses,  it  is

reasonable  to  expect  that  they  would  cut  back   on   other

discretionary  expenses, such as dining out.  We further  believe that  as  consumers become accustomed to higher  gasoline  costs,

they  will gradually go back to their prior spending (and eating-

out) habits."

     We  were  also  affected  by higher beef  costs  during  the quarter  with  our average sirloin price up 21% compared  to  the

second  quarter  of  2003.   Although  July's  beef  costs   have

continued to be high, we have recently seen beef prices  drop  by about  20%,  due principally to reduced retail demand,  and  have purchased sufficient quantities so that our food costs should  be

at  more  moderate levels during the third quarter.   Our  store-

level  costs  were also impacted by higher medical  and  workers'

compensation  insurance claims and by higher  electricity  costs.

In  addition,  although total outstanding debt decreased  by  $11 million since June 2003, interest expense increased due to higher cost  fixed-rate debt that replaced a significant portion of  our lower cost floating-rate debt in July 2003.  Finally, similar  to the  first quarter, our effective income tax rate for the  second quarter  benefited from certain federal income tax credit  hiring programs,  such as the Work Opportunity Tax Credit  program,  and from  lower state income tax expense, but will increase  relative to  2003  during subsequent quarters if these tax  credit  hiring programs are not re-enacted by the U.S. Congress."

     Our  plan  for the remainder of 2004 is to continue building sales  through a combination of new store growth, our  lodge-look remodeling program and local store marketing.  We currently  plan to  open  nine  restaurants, including two potential relocations,

and remodel 9 to 11 existing restaurants during the remainder  of the year.  Our local store marketing program is fully implemented in all of our restaurants, and we believe that our store managers and  team  members are making a positive difference in attracting new  customers  to  our  restaurants  through  a  combination  of community involvement and effective merchandising."

     At June 30, 2004, the Company owned and operated 337 and was franchiser of 12 restaurants.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at either  www.ryansinc.com or www.prnewswire.com and following  the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability; an adverse food safety event; weather fluctuations;

interest  rate  fluctuations; stock market conditions;  political environment  (including acts of terrorism and  wars);  and  other such  risks described from time to time in the Company's  reports filed with the Securities and Exchange Commission.


                 RYAN'S RESTAURANT GROUP,  INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                       Quarter Ended
                                  June 30,       July 2,
                                    2004           2003
Restaurant sales                 $ 216,546,000    208,504,000

Cost of sales:
 Food and beverage                  76,273,000     73,801,000
 Payroll and benefits (1)           69,175,000     65,069,000
 Depreciation                        8,188,000      8,049,000
 Other restaurant expenses          29,355,000     28,092,000
     Total cost of sales           182,991,000    175,011,000

General and administrative
  expenses (1)                      10,255,000      9,591,000
Interest expense                     2,749,000      2,322,000
Royalties from franchised restaurants (323,000)      (404,000)
Other income, net                     (531,000)      (475,000)
Earnings before income taxes        21,405,000     22,459,000
Income taxes                         7,235,000      8,130,000

     Net earnings                  $14,170,000     14,329,000

Net earnings per common share:
 Basic                              $      .34            .34
 Diluted                                   .33            .33

Weighted-average shares:
 Basic                              41,639,000     42,143,000
 Diluted                            43,258,000     43,670,000

(1)  Certain  2003  incentive  bonus  amounts  for   store
     management   and  hourly  team  members   have   been
     reclassified to store-level payroll and benefits from
     general and administrative expenses to conform to the
     2004   presentation.    These   costs   amounted   to
     $1,204,000  in  2004  and  $708,000  in  2003.   This
     reclassification does not change either net earnings or shareholders' equity for 2003.

                 RYAN'S RESTAURANT GROUP,  INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                      Six Months Ended
                                  June 30,       July 2,
                                    2004           2003
Restaurant sales                 $ 428,203,000    401,696,000

Cost of sales:
 Food and beverage                 148,773,000    141,806,000
 Payroll and benefits (1)          136,045,000    126,017,000
 Depreciation                       16,745,000     15,997,000
 Other restaurant expenses          58,167,000     55,304,000
     Total cost of sales           359,730,000    339,124,000

General and administrative
   expenses (1)                     20,577,000     18,653,000
Interest expense                     5,434,000      4,728,000
Royalties from franchised restaurants (686,000)      (807,000)
Other income, net                   (1,459,000)    (1,424,000)
Earnings before income taxes        44,607,000     41,422,000
Income taxes                        15,077,000     14,995,000

     Net earnings                  $29,530,000     26,427,000

Net earnings per common share:
 Basic                              $      .71            .62
 Diluted                                   .68            .60

Weighted-average shares:
 Basic                              41,860,000     42,313,000
 Diluted                            43,584,000     43,689,000

  (1) Certain 2003 incentive bonus amounts for store management and hourly team members have been reclassified to store-level payroll and benefits from general and administrative expenses to conform to the 2004 presentation. These costs amounted to $2,807,000 in 2004 and $1,460,000 in 2003. This reclassification does not change either net earnings or shareholders' equity for 2003.

                 RYAN'S RESTAURANT GROUP,  INC.

                   CONSOLIDATED BALANCE SHEETS


                                   June 30,  December 31,
                                     2004        2003
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents     $17,037,000    8,617,000
 Receivables                     4,373,000    4,293,000
 Inventories                     6,561,000    5,648,000
 Prepaid expenses                1,687,000    1,758,000
 Deferred income taxes           5,150,000    5,150,000
  Total current assets          34,808,000   25,466,000
Property and equipment:
 Land and improvements         158,878,000  154,528,000
 Buildings                     464,407,000  449,561,000
 Equipment                     262,118,000  252,611,000
 Construction in progress       25,977,000   25,789,000
                               911,380,000  882,489,000
 Less accumulated depreciation 279,502,000  264,339,000
  Net property and equipment   631,878,000  618,150,000
Other assets                     8,371,000    8,073,000
  Total assets                $675,057,000  651,689,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                9,628,000    6,580,000
 Current portion of
    long-term debt              34,750,000       -
 Income taxes payable              842,000    1,288,000
 Accrued liabilities            48,805,000   42,590,000
  Total current liabilities     94,025,000   50,458,000
Long-term debt                 156,250,000  196,000,000
Deferred income taxes           42,931,000   42,824,000
Other long-term liabilities      5,901,000    5,467,000
  Total liabilities            299,107,000  294,749,000

Shareholders' equity:
 Common stock of $1.00 par
  value; authorized
  100,000,000 shares; issued
  41,654,000 shares in 2004
  and 41,843,000 shares
  in 2003                       41,654,000   41,843,000
 Additional paid-in capital      1,854,000    1,412,000
 Retained earnings             332,442,000  313,685,000
  Total shareholders' equity   375,950,000  356,940,000
Commitments and contingencies
  Total liabilities and
    shareholders' equity      $675,057,000  651,689,000

                 RYAN'S RESTAURANT GROUP,  INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                      Six Months Ended
                                   June 30,      July 2,

                                     2004          2003
Cash flows from operating
 activities:
 Net earnings                     $29,530,000  26,427,000
 Adjustments to reconcile net
   earnings to net cash provided
   by operating activities:
   Depreciation and amortization   17,635,000  16,858,000
   Loss (gain) on sale of
     property and equipment           502,000    (395,000)
   Tax benefit from exercise
     of stock options               2,679,000     284,000
   Deferred income taxes              107,000     150,000
   Decrease (increase) in:
     Receivables                      (80,000)   (631,000)
     Inventories                     (913,000)   (692,000)
     Prepaid expenses                  71,000     490,000
     Income taxes receivable             -      2,739,000
     Other assets                    (410,000)   (639,000)
   Increase (decrease) in:
     Accounts payable               3,048,000      49,000
     Income taxes payable            (446,000)  6,993,000
     Accrued liabilities            6,215,000   4,995,000
     Other long-term liabilities      434,000     464,000
Net cash provided by operating
   activities                      58,372,000  57,092,000

Cash flows from investing activities:
 Proceeds from sale of property
   and equipment                    3,302,000   3,774,000
 Capital expenditures             (35,055,000)(36,334,000)
Net cash used in investing
   activities                     (31,753,000)(32,560,000)

Cash flows from financing activities:
 Net repayment of revolving credit
   facility                        (5,000,000)     -
 Proceeds from stock options
   exercised                        5,008,000     832,000
 Purchase of common stock         (18,207,000) (7,841,000)
Net cash used in financing
  activities                      (18,199,000) (7,009,000)
Net increase in cash and
  cash equivalents                  8,420,000  17,523,000

Cash and cash equivalents -
  beginning of period               8,617,000   2,654,000

Cash and cash equivalents -
  end of period                   $17,037,000  20,177,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                   $ 5,488,000   5,129,000
  Income taxes                     12,737,000   4,829,000